Exhibit 1.03



                                2,500,000 Shares

                       Adelphia Communications Corporation

                   5 1/2% Series D Convertible Preferred Stock
                     (Liquidation Preference $200 per share)


                             UNDERWRITING AGREEMENT

                                                                 April 26, 1999


SALOMON SMITH BARNEY INC.
As representative of the several underwriters named on Schedule I hereto
         c/o Salomon Smith Barney Inc.
         388 Greenwich Street
         New York, New York 10013

Ladies & Gentlemen:

         Adelphia Communications Corporation, a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 2,500,000 shares (the "Firm Shares") of its 5 1/2% Series D Convertible Preferred Stock, liquidation preference $200 per share (the "Series D Preferred Stock"), to the several underwriters named on Schedule I hereto (the "Underwriters") for whom Salomon Smith Barney Inc. is acting as representative (in such capacity, the "Representative"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 375,000 shares (the "Additional Shares") of Series D Preferred Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company recently announced the following pending acquisitions:
Olympus Communications, L.P., FrontierVision Partners, L.P., Harron Communications Corp. and Century Communications Corp. (collectively the "Acquired Companies"). With respect to the representations, warranties and agreements made by the Company in this Agreement concerning the Acquired Companies, such representations, warranties and agreements shall be limited to the knowledge of the Company in all cases.

         The Company wishes to confirm as follows its agreement with the Underwriters in connection with the purchase of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a Registration Statement on Form S-3 under the Act (the "Registration Statement"), including a prospectus and a prospectus supplement relating to the Shares. The term "Registration Statement" as used in this Underwriting Agreement means the Registration Statement (including all financial schedules and exhibits), as supplemented or amended at the time of the execution of this Underwriting Agreement. If a post-effective amendment or supplement to a registration statement is filed in connection with the offering of the Shares, the term "Registration Statement" as used in this Underwriting Agreement means the Registration Statement as amended by said post-effective amendment or supplement. The term "Prospectus" as used in this Underwriting Agreement means the prospectus (including the prospectus supplement relating to the Shares) in the form included in the Registration Statement, or, if the prospectus (including the prospectus supplement relating to the Shares) included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus (or a prospectus supplement) filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Underwriting Agreement means the prospectus (including the prospectus supplement relating to the Shares) in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus (including the prospectus supplement relating to the Shares) filed with the Commission pursuant to Rule 424(b). Any reference in this Underwriting Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement or the Prospectus and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

         For purposes of this Underwriting Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act, as applicable.

         2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees to purchase from the Company, at a purchase price of $193.98 per share (the "purchase price per share"), the Firm Shares.

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 5:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq National Market is open for trading), up to an aggregate of 375,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

         3. Terms of Public Offering. The Company has been advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Underwriting Agreement has become effective as in the Underwriters' judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Shares shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, New York 10022 at 10:00 A.M., New York City time, on April 30, 1999 (the "Closing Date"). The place of closing for the Shares and the Closing Date may be varied by agreement between the Underwriters and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Latham & Watkins at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than five business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Representative on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between the Representative on behalf of the Underwriters and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as the Representative on behalf of the Underwriters shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to the Underwriters in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to the Underwriters on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

         5. Agreements of the Company. The Company agrees with the Underwriters as follows:

                  (a) If, at the time this Underwriting Agreement is executed and delivered, it is necessary for a post-effective amendment thereto to be declared effective before the offering of the Underwritten Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company will furnish to the Underwriters, without charge, one signed copy of the Registration Statement as originally filed with the Commission and of each amendment and supplement thereto, including financial statements and all exhibits thereto, and will also furnish to the Underwriters, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may request.

                  (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment to the Prospectus or any amendment to any of the documents incorporated by reference in the Prospectus or amend or supplement the prospectus supplement utilized in connection with this offering of which the Underwriters shall not previously have been advised or to which the Underwriters shall object after being so advised or (ii) so long as, in the written opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to the Underwriters, prior to or concurrently with such filing.

                  (e) As soon after the execution and delivery of this Underwriting Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriters or dealer, the Company will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus as the Underwriters may request. The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriters or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.

                  (f) The Company will cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (g) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (h) During the period of five years after the date of this Underwriting Agreement, the Company will (i) make generally available a copy of each report of the Company mailed to stockholders or filed with the Commission or the Nasdaq National Market and will promptly notify the Underwriters of such mailing or filing and (ii) furnish to the Underwriters from time to time such other information concerning the Company and its subsidiaries as the Underwriters may request.

                  (i) If this Underwriting Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by the Underwriters terminating this Underwriting Agreement pursuant to Section 10 or Section 11 hereof) or if this Underwriting Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Underwriting Agreement, the Company agrees to negotiate in good faith regarding the reimbursement to the Underwriters for out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

                  (j) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

                  (k) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Underwriters of the time and manner of such filing.

                  (l) The Company has authorized and has reserved, and covenants to continue to reserve, free of any preemptive or similar rights, a sufficient number of its authorized but unissued shares of its Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), to satisfy the conversion rights of the Series D Preferred Stock (such shares of Class A Common Stock issuable upon conversion being referred to as the "Conversion Shares").

                  (m) The Company will use its best efforts to have the Shares and the Conversion Shares listed, subject to notice of issuance, on the Nasdaq National Market as of the Closing Date or as soon thereafter as practicable.

                  (n) To the extent that the Shares constitute uncertificated securities pursuant to Section 158 of the Delaware General Corporation Law, the Company agrees that within a reasonable time after the issuance or transfer of such uncertificated Shares, the Company shall send to the registered owner thereof a written statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights pertaining to such Shares and any other information as may be required under Section 151(f) of the Delaware General Corporation Law.

         6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto has or shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by an Underwriter expressly for use therein.

                  (b) Neither the Company nor any of the Acquired Companies has sustained since December 31, 1998 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any reduction in the consolidated stockholders' equity or change in the capital stock, as applicable (other than reductions in the ordinary course of business consistent with prior periods), material increase in the total amount of short-term debt (excluding trade payables) and long-term debt of the Company or any of its material subsidiaries (the "Subsidiaries", which term shall be deemed to include all of the Acquired Companies and each of their material subsidiaries for purposes of this Section 6) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners' equity, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

                  (c) (i) Each of the Subsidiaries that is a partnership has been duly formed and is validly existing as a partnership in good standing under the laws of its state of formation, with full power and authority (partnership and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a material adverse effect on the business, general affairs, management, financial position, partners equity or shareholders' equity (other than reductions in the ordinary course of business consistent with prior periods), results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and (ii) each of the Company and the Subsidiaries that are corporations has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a Material Adverse Effect.

                  (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided herein and to issue and deliver the Conversion Shares upon due conversion of the Shares in accordance with the terms of the Series D Preferred Stock.

                  (e) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or public policy or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the issuance of the Conversion Shares, upon due conversion of the Shares in accordance with the terms of the Series D Preferred Stock will not require any further corporate action; upon such conversion the Conversion Shares will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

                  (g) Each of the Company's Subsidiaries has the ownership or authorized capitalizations, as the case may be, as set forth in the Prospectus, and all of the partnership interests of the Subsidiaries that are partnerships and all of the issued shares of capital stock of its Subsidiaries that are corporations have been duly and validly authorized and issued and with respect to shares of capital stock are fully paid and nonassessable; and all of the partnership interests of the Subsidiaries disclosed in the Prospectus as being owned directly or indirectly by the Company and all of the issued shares of capital stock of the Subsidiaries that are corporations disclosed in the Prospectus as being owned directly or indirectly by the Company have been duly and validly authorized and issued are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims (other than liens to secure indebtedness under credit facilities disclosed in the Prospectus); and descriptions of the ownership of the various interests and shares of the Company and its Subsidiaries in the Prospectus are true and complete in all material respects;

                  (h) Except as disclosed, contemplated or referenced in the Prospectus, there are not currently, and will not be as a result of the transactions contemplated hereby, any material outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any Subsidiary.

                  (i) Other than as set forth in the Prospectus (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry), there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others; and except with respect to general rulemakings and similar matters relating generally to the cable television industry, during the time the Systems (as defined below) have been owned by the Company or a Subsidiary (i) there has been no adverse judgment, order, or decree issued by the United States Federal Communications Commission (the "FCC") relating to any of the Systems that has not been disclosed in the Prospectus that would be required to be disclosed in the Prospectus or the Registration Statement; (ii) there are no actions, suits, proceedings, inquiries or investigations by the FCC pending or threatened in writing against or affecting the Company, any of its Subsidiaries or any System; and (iii) to the Company's knowledge, after due inquiry, there is no reasonable basis for any such action, suit, proceeding or investigation.

                  (j) Except for matters covered by paragraph (w) below or with respect to matters that would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its Subsidiaries have made all filings, recordings and registrations with, and possess all validations or exemptions, approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, cable television franchises, pole attachment agreements, and cable antenna relay service, broadcast auxiliary, earth station, business radio, microwave or special safety radio service licenses issued by the FCC (collectively, the "Authorizations") necessary or appropriate to own, operate and construct the cable communication systems owned by them (the "Systems") or otherwise for the operation of their businesses and are not in violation thereof; (ii) all such Authorizations are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any Authorization which is necessary or appropriate to own, operate and construct the Systems or otherwise for the operation of any such business; (iii) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by the United States Communications Act of 1934, as amended (the "Communications Act"), or any FCC rule or regulation applicable to the operation of any portion of any of the Systems; (iv) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by state or local laws, or local rules or regulations applicable to the operation of any portion of any of the Systems; (v) there is not pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened, any action by the FCC or state or local regulatory authority to modify, revoke, cancel, suspend or refuse to renew any Authorization; (vi) other than as described in the Prospectus, there is not now issued or outstanding or, to the best knowledge of the Company or any of its Subsidiaries, threatened, any notice of any hearing, material violation or material complaint against the Company or any of its Subsidiaries with respect to the operation of any portion of the Systems and none of the Company or its Subsidiaries has any knowledge that any person intends to contest renewal of any material Authorization.

                  (k) (i) (A) The Company and its Subsidiaries have entered into, or have rights under, all required programming agreements (including, without limitation, all non-broadcast affiliation agreements under which the Company and its Subsidiaries are accorded retransmission rights relating to programming that the Systems provide to their customers) that are material to the conduct of their business as described in the Prospectus; and (B) all such material agreements are in full force and effect and none of the Company, any of its Subsidiaries or any of its affiliates has received any written notice of revocation or material modifications of such material agreements; and (ii) (A) either the Company or its Subsidiaries has entered into agreements with the television stations that have notified the Company or its Subsidiaries that such station's respective consent is required to carry such stations on the Systems or has ceased carrying such stations; (B) all such agreements grant the Company or one of its Subsidiaries retransmission consent in exchange for various non-cash consideration; and (C) all such agreements are in full force and effect and are not subject to revocation (except in the case of material breach by the Company or its Subsidiaries) or material modifications, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material modification of any such agreement, except where the failure of such agreements to be in full force and effect or such revocation would not, in either case, individually or in the aggregate have a Material Adverse Effect.

                  (l) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, (i) all registration statements and all other documents (including but not limited to annual reports) required by the FCC in connection with the operation of the Systems have been filed with the FCC; (ii) all frequencies within the restricted aeronautical and navigational bands (i.e., 108-136 MHz and 225-400 MHz) which are currently being used in connection with the operation of the Systems have been authorized for such use by the FCC; (iii) each of the Systems subject to Equal Employment Opportunity Commission ("EEO") compliance certification by the FCC has been certified by the FCC for annual EEO compliance during the time such Systems have been owned by the Company or its Subsidiaries; and (iv) all towers associated with the Systems are in compliance with the rules and regulations of the United States Federal Aviation Administration.

                  (m) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, none of the Company or any of its Subsidiaries is in breach or violation of, or in default under, any of the terms, conditions or provisions of the Communications Act or the rules, regulations or policies of the FCC thereunder.

                  (n) (i) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, all statements of accounts and any other filings that are required under Section 111 of the United States Copyright

Act of 1976, as amended, in connection with the retransmission of any broadcast television and radio signals on the Systems have been timely filed with the United States Copyright Office and indicated royalty payments have been made for each System for each accounting period during which such Systems have been owned by the Company or its Subsidiaries; (ii) none of the Company, any of its Subsidiaries or any System has received any inquiry or request from the United States Copyright Office or from any other party challenging or questioning any such statements of account or royalty payments; and (iii) no claim of copyright infringement has been made or threatened in writing against the Company, any of its Subsidiaries or any System.

                  (o) Neither the execution and delivery of this Underwriting Agreement, nor the consummation of the transactions contemplated hereby and thereby or by the Prospectus under "Use of Proceeds," nor compliance with the terms, conditions and provisions hereof and thereof by the Company, will conflict with the Communications Act or the rules, regulations or policies of the FCC thereunder, or will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any material license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification.

                  (p) Neither the execution and delivery of this Underwriting Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms, conditions and provisions hereof and thereof by the Company, requires any license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification by or with the FCC.

                  (q) None of the Company or the Subsidiaries is and, after giving effect to the transactions contemplated hereby will be (A) in violation of its charter, bylaws, partnership agreement or operating agreement, as applicable, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company or any Subsidiary or any of their respective assets or properties (whether owned or leased) other than, in the case of clauses (B) and (C), any default or violation that could not reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could reasonably be expected to have a Material Adverse Effect.

                  (r) Neither the issuance and sale of the Shares, the issuance of the Conversion Shares upon due conversion of the Shares in accordance with the terms of the Series D Preferred Stock, the execution, delivery or performance by the Company of this Underwriting Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby and thereby violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any Subsidiary or an acceleration of any indebtedness of the Company, any Subsidiary pursuant to, (i) the charter or bylaws of the Company or any Subsidiary or the partnership agreement or operating agreement governing any of their material joint ventures, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company, any Subsidiary or any of their material joint ventures is a party or by which any of them or their property is or may be bound, (iii) any local, state or Federal law, statute, ordinance, rule, regulation or requirement (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules or regulations) applicable to the Company, any Subsidiary, any of their material joint ventures or any of their respective assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, the Subsidiaries, any of their material joint ventures or any of their assets or properties, except in the case of clauses (ii), (iii) and (iv) for such violations conflicts, breaches, defaults, consents, impositions of liens or accelerations that would not singly, or in the aggregate, have a Material Adverse Effect. Other than as described in the Prospectus, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Underwriting Agreement or (2) the issuance and sale of the Shares and the transactions contemplated hereby and thereby, except (x) such as have been obtained and made under the Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

                  (s) The accountants who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus are independent public accountants as required by the Act. The historical financial statements of the Company and each of the Subsidiaries comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act and present fairly in all material respects the financial position and results of operations of the Company and each of its Subsidiaries, at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The other financial information and data included in the Registration Statement and Prospectus, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Prospectus and the books and records of the Company and each of its Subsidiaries. The statistical information and data included in the Prospectus are accurately presented in all material respects.

                  (t) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                  (u) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

                  (v) There is (i) no unfair labor practice complaint pending against the Company or any Subsidiary or threatened, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Company or any Subsidiary, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary or threatened against the Company or any Subsidiary and (iii) no union representation question existing with respect to the employees of the Company or any Subsidiary that, in the case of clauses (i), (ii) or (iii), could reasonably be expected to result in a Material Adverse Effect. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or the Subsidiaries. None of the Company or any Subsidiary has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees,
(B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which in the case of clause (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

                  (w) None of the Company or any Subsidiary has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of it under applicable Environmental Laws is violating any term or condition of such permit, license or approval which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

                  (x) Each of the Company and the Subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus or as would not have a Material Adverse Effect and (ii) peaceful and undisturbed possession under all leases to which any of them is a party as lessee. All leases to which the Company and the Subsidiaries are a party are valid and binding and no default by the Company or any Subsidiary has occurred and is continuing thereunder and no defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

                  (y) Each of the Company and the Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by the Company and its Subsidiaries in connection with the businesses now operated by it or which are proposed to be operated by the Company or its Subsidiaries free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company and any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as described in the Prospectus as could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except as would not have a Material Adverse Effect.

                  (z) None of the Company, any Subsidiary, or any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any Subsidiary, as the case may be, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the

Company or any Subsidiary (or assist the Company or any Subsidiary in connection with any actual or proposed transaction) which (i) might subject the Company or any Subsidiary, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, could reasonably be expected to have had a Material Adverse Effect on the assets, business or operations of the Company or any Subsidiary or (iii) if not continued in the future, could reasonably be expected to have a Material Adverse Effect.

                  (aa) All tax returns required to be filed by the Company and each of the Subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. There are no proposed additional tax assessments against the Company, any Subsidiary, or the assets or property of the Company or any Subsidiary.

                  (bb) None of the Company or the Subsidiaries is now, and after sale of the Shares to be sold by the Company and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "registered holding company" or a "subsidiary company" or an "affiliate" of a registered holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "PUC Act").

                  (cc) Except as disclosed in the Prospectus, there are no holders of securities of the Company or the Subsidiaries who, by reason of the filing of the Registration Statement or consummation of the transactions contemplated by this Underwriting Agreement, have the right to request or demand that the Company, any of the Subsidiaries or any of their joint ventures register any of its securities (including, without limitation, Class A Common Stock and Class B Common Stock) under the Act. Except as described in the Prospectus, no such rights with respect to any shares of Class A Common Stock have been exercised as of the date hereof.

                  (dd) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (ee) Each of the Company and the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. None of the Company or any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof.

                  (ff) None of the Company or any of the Subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) since the date of the Prospectus, except in connection with the Company's sale of 8,000,000 shares of Class A Common Stock on April 28, 1999, or the Company's sale of 7-7/8% Senior Notes due 2009 on April 28, 1999, (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (gg) The execution and delivery of this Underwriting Agreement and the issuance and sale of the Shares will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

                  (hh) None of (A) the execution, delivery and performance of this Underwriting Agreement, (B) the issuance and sale of the Shares, (C) the application of the proceeds from the issuance and sale of the Shares or (D) the consummation of the transactions contemplated in connection with any of the foregoing as set forth in the Prospectus, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                  (ii) Except pursuant to this Underwriting Agreement, there are no contracts, agreements or understandings between the Company, any of its Subsidiaries or any of their joint ventures and any other person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

                  (jj) During the past twenty-four months, the Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none or such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (kk) Each of the Company and the Subsidiaries has complied with all provisions of Section 517.075, Florida Statutes, relating to doing business with the Government of Cuba or with any affiliate located in Cuba.

                  (ll) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K of the Commission.

                  The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8(e), (f), (g) and (k) hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements under the heading "Underwriting" or "Plan of Distribution," (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

                  (a) All of the representations and warranties of the Company contained in this Underwriting Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) If, at the time this Underwriting Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto (including pursuant to Rule 462(b)) to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Underwriters' satisfaction.

                  (c) Subsequent to the effective date of this Underwriting Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, not contemplated by the Prospectus, which in the Underwriters' opinion, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company, the Subsidiaries, or any officer or director of the Company or the Subsidiaries which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Underwriters' opinion, materially adversely affect the market for the Shares.

                  (d) The Underwriters shall have received a certificate, dated the Closing Date, signed on behalf of the Company by any two officers (for the purpose of this subsection (d) "officer" shall mean the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or Assistant Secretary) in form and substance reasonably satisfactory to the Underwriters, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), and (c) of this Section 8, certain incumbency matters and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

                  (e) The Underwriters shall have received on the Closing Date, an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, of Buchanan Ingersoll Professional Corporation, counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its formation, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                           (ii) This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                           (iii) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The outstanding shares of capital stock of the Company, as of December 31, 1998, are as set forth in the Prospectus under the caption "Capitalization." The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

                           (iv) The Shares to be issued and sold to the Underwriters by the Company under this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any (A) preemptive rights or (B) to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Series D Preferred Stock or Class A Common Stock upon the issuance thereof by the Company, other than as described in the Prospectus.

                           (v) The Conversion Shares issuable as of the date hereof have been duly authorized and reserved for issuance; the issuance of the Conversion Shares upon due conversion of the Shares will not require any further corporate action; upon such conversion the Conversion Shares will be validly issued, fully paid and nonassessable and free of any (A) preemptive rights or (B) to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Series D Preferred Stock or Class A Common Stock upon the issuance thereof by the Company, other than as described in the Prospectus.

                           (vi) The form of certificates for the Shares and the Conversion Shares conforms to the requirements of the Nasdaq National Market and the Delaware General Corporation Law.

                           (vii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

                           (viii) The Company has the corporate power and authority to enter into this Underwriting Agreement and to issue, sell and deliver the Shares as provided therein and to issue the Conversion Shares upon due conversion of the Shares in accordance with the terms of the Series D Preferred Stock, and this Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) such enforceability may be limited by the effects of general principles of equity and by the discretion of the court before which any proceeding therefor may be brought (whether such proceeding is at law or in equity or in a bankruptcy proceeding) and (C) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or public policy and (D) waivers as to usury, stay or extension laws may be unenforceable.

                           (ix) The Registration Statement and the Prospectus, as of their dates (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion is expressed), and each amendment or supplement thereto, as of its date, comply as to form in all material respects with the Act.

                           (x) Neither the issuance, sale or delivery of the Shares, nor the execution, delivery or performance of this Underwriting Agreement, or compliance by the Company with all provisions of this Underwriting Agreement, nor consummation by the Company of the transactions contemplated hereby, nor the issuance of the Conversion Shares upon due conversion of the Shares in accordance with the terms of the Series D Preferred Stock violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any subsidiary, or an acceleration of any indebtedness of the Company or any subsidiary pursuant to, (i) the charter or bylaws of the Company or (ii) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or its assets or properties known to such counsel, except in the case of clause (ii) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not, singly or in the aggregate, have a Material Adverse Effect or (y) are disclosed in the Prospectus.

                           (xi) None of the Company, its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act or (ii) a "registered holding company" or a "subsidiary company" or an "affiliate" of a registered holding company within the meaning of the PUC Act.

                           (xii) Except as set forth in the Prospectus, there are no holders of securities of the Company who, by reason of the execution by the Company of this Underwriting Agreement or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Act securities held by them.

                           (xiii) None of (A) the execution, delivery and performance of this Underwriting Agreement or (B) the issuance and sale of the Shares and the application of the proceeds from the issuance and sale of the Shares will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

                           (xiv) To the knowledge of such counsel, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or threatened or contemplated to which any of the Company or any subsidiary is or may be a party or to which the business or property of any of the Company or any subsidiary is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which any of the Company or any subsidiary is or may be subject that has been issued that, in the case of clauses (i), (ii) and (iii) above, (x) is required to be disclosed in the Prospectus and that is not so disclosed and, (y) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, it being understood that for purposes of this opinion, such counsel need express no opinion with respect to (i) actions, suits investigation or proceedings before the FCC or any similar state or local regulatory commission or body, (ii) statutes, rules, regulations or orders by any FCC or any similar state or local regulatory commission or (iii) injunctions, restraining orders or other orders by the FCC or any similar state or local regulatory commission or body.

                           (xv) The statements set forth in the Prospectus under the caption "Risk Factors -- Shares Eligible for Future Sale," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financing Transactions," insofar as they purport to describe the Company's Capital Stock or the debt instruments referred to therein are, when taken together with the other information included in the Prospectus, accurate in all material respects.

                  In addition, such counsel shall also state that, during the course of the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with officers and other representatives of the Company, representatives of the certified public accountants of the Company, the Underwriter's representatives and the Underwriters' counsel, at which conferences the contents of the Registration Statement and the Prospectus (including the documents incorporated by reference in the Prospectus) and related matters were generally discussed and, although such counsel has not undertaken, except as otherwise indicated in our opinion, to determine independently, and such counsel is not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus has not made an independent investigation of facts for the purpose of rendering this opinion, such counsel advises the Underwriters that, on the basis of the foregoing (relying as to materiality to the extent we deemed appropriate upon the statements of officers and other representatives of the Company), no facts have come to our attention which lead us to believe that the Registration Statement at the time it became effective, or the Prospectus, as of their respective dates and as of the Closing Date, in each case including the documents incorporated by reference in the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated in the Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel expresses no opinion as to financial statements (including the schedules and notes thereto) or any other financial or statistical data or calculations directly or indirectly contained or referenced to in, or related to, or omitted from, the Prospectus.

                  The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Commonwealth of Pennsylvania and the federal laws of the United States.

                  (f) The underwriters shall have received on the Closing Date, an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, of Randall D. Fisher, Esq., General Counsel of the Company, to the effect that:

                           (i) Except as set forth in the Prospectus, each of the Company and its subsidiaries has all of the licenses, permits, franchises and authorizations, if any, required by the relevant governmental authorities of each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut and/or its political subdivisions for the provision of cable television service (as such counsel understands service to be provided which may be based on a certificate of an officer of the Company, provided that such counsel shall state that they believe that both the Underwriters and he are justified in relying on such certificate), where the failure to obtain or hold such license, permit, franchise or authorization would have a Material Adverse Effect;

                           (ii) To the best of such counsel's knowledge after due inquiry, each of the Company and its subsidiaries has made all filings, reports, applications and submissions required by the laws and ordinances relating to cable services of each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, and the ordinances of the state's political subdivisions relating thereto, and the rules and regulations promulgated therewith.

                           (iii) Each of the Company and its subsidiaries has the consents, approvals, authorizations, licenses, certificates, permits, or orders of any governmental authorities of the each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, and its political subdivisions, if any, required for the consummations of the transactions contemplated in the this Underwriting Agreement where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would have a Material Adverse Effect.

                           (iv) There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened by or before any court or governmental body each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, against or affecting any of the Company or its subsidiaries, or the business of the Company and its subsidiaries.

                           (v) The statements in the Prospectus under the headings "Risk Factors -- Regulation in the Telecommunications Industry," "Risk Factors -- Extensive Regulation" and "Risk Factors -- Competition," insofar as they relate to the Company and its Subsidiaries operations in each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, and purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                           (vi) Neither the execution and delivery of this Underwriting Agreement nor the offering of the Shares contemplated hereby or thereby will conflict with or result in a violation of any order or regulation of each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, or its political subdivisions applicable to the Company and its subsidiaries, the conflict with or the violation of which would have a material adverse effect on the Company and its subsidiaries.

                  (g) The Underwriters shall have received on the Closing Date, an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, of Colin H. Higgin, Deputy General Counsel of the Company, to the effect that:

                           (i) None of the Company or its subsidiaries is in violation of its certificate of incorporation, by-laws, certificate of limited partnership or partnership agreement, as applicable, or in default in the performance or observance of any material obligation, covenant or condition contained in any partnership agreement, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

                           (ii) Each of the Company and its subsidiaries has been duly qualified as a foreign corporation or partnership, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to so qualify would not have a Material

         Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both the Underwriters and he are justified in relying upon such opinions and certificates).

                           (iii) Each subsidiary of the Company is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens to secure indebtedness under credit facilities disclosed in the Prospectus) (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both the Underwriters and he are justified in relying upon such opinions and certificates).

                           (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholder's equity, partners' equity, or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (v) Neither the issuance and sale of the Shares, the execution, delivery or performance by the Company of this Underwriting Agreement, or the consummation by the Company of the transactions herein and therein contemplated, nor the issuance of the Conversion Shares upon due conversion of the Shares in accordance with the terms of the Series D Preferred Stock will, to the best of my knowledge after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any material indenture, mortgage, deed of trust, sale/leaseback transaction, loan agreement or other similar financing agreement, or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or a subsidiary by a local franchising governmental body) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation, by-laws, the certificate of limited partnership or the partnership agreements of the Company and its subsidiaries, as appropriate, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

                           (vi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the execution, delivery or performance by the Company of this Underwriting Agreement or the consummation by the Company of the transactions contemplated herein or therein, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Shares by the Underwriters.

                           (vii) Except as described in the Prospectus or in this Underwriting Agreement, all of the outstanding capital stock of each subsidiary is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (other than liens to secure indebtedness under credit facilities disclosed in the Prospectus). There are not, to my knowledge, other than as set forth, contemplated or referenced in the Prospectus, currently, and will not be immediately following the issuance and sale of the Shares, any material outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any subsidiary.

                           (viii) The Consummation of the transactions contemplated in connection with any of the foregoing as set forth in the Prospectus, will not violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

                           In addition, such counsel shall also state that, although we have not undertaken, except as otherwise indicated in our opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, we have participated in the preparation of the Registration Statement and the Prospectus, including general review and discussion of the contents thereof but have made no independent check or verification thereof, and no facts have come to our attention that would lead us to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of their respective dates and as of the Closing Date, in each case including the documents incorporated by reference in the Prospectus, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectus or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectus, as of their respective dates, and as of the Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectus or necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules, pro forma financial statements and the notes thereto and other financial data included in the Registration Statement and the Prospectus).

                  (h) The Underwriters shall have received on the Closing Date, an opinion of Fleischman & Walsh, L.L.P., special regulatory counsel for the Company and its subsidiaries, dated the Closing Date, in form and substance satisfactory to the Underwriters, of, to the effect that:

                           (i) The communities listed in Section A of Attachment 1 to the opinion have been registered with the FCC in connection with the operation of the Systems. The filing of a registration statement constitutes initial FCC authorization for the commencement of cable television operations in the community registered.

                           (ii) The subsidiaries hold certain FCC licenses, as that term is defined below ("FCC Licenses"). All FCC Licenses and receive-only earth station registrations held by the subsidiaries in connection with the operation of the Cable Systems are listed on Attachment 1 to the Opinion. To the best of our knowledge, all such FCC Licenses have been validly issued or assigned to the present licensee and are currently in full force and effect. We have no knowledge of any event which would allow, or after notice or lapse of time which would allow, revocation or termination of any FCC License held by the subsidiaries or would result in any other material impairment of the rights of the holder of such license. To the best of our knowledge, no other FCC Licenses are required in connection with the operation of the Cable Systems by the subsidiaries in the manner we have advised they are presently being operated. For the purposes of this opinion, an FCC License is defined as an authorization, or renewal thereof, issued by the FCC authorizing the transmission of radio energy through the airways.

                           (iii) Other than proceedings affecting the cable television industry generally, there is no action, suit or proceeding pending before or, to the best of our knowledge, threatened by the FCC which is reasonably likely to have a materially adverse impact upon the cable television operations of the Company and its subsidiaries taken as a whole.

                           (iv) To the best of our knowledge after due inquiry, the Company and the subsidiaries have filed all current and routine filings, reports, applications and submissions required under the Communications Act, as amended, and under the rules and regulations of the FCC.

                           (v) The subsidiaries hold all authorizations and/or have filed all notifications required by the FCC in connection with their operation on all frequencies in the 108-137 MHz and 225-400 MHz bands which we have been advised are currently being utilized on the Cable Systems. The geographic and technical parameters with respect to the authorized use of these frequencies are listed on Attachment 1 hereto.

                           (vi) The employment units covered by the Cable Systems and operated by the subsidiaries have been certified, where required, by the FCC for compliance with equal employment opportunity ("EEO") requirements in each of calendar years 1992 through 1996 in which such Cable Systems have been owned and operated by the Company or the Subsidiaries. Employment certification records for the years prior to 1992 have been purged from the FCC's database and are therefore outside the scope of this opinion.

                           (vii) Statements of Account required by Section 111 of the Copyright Act of 1976, as amended have been filed, together with royalty payments accompanying said Statements of Account, with the U.S. Copyright Office for the Cable Systems covering each of the accounting periods beginning with January 1 through June 30, 1994 accounting period and ending with the July 1 through December 31, 1996 accounting period during which such Cable Systems have been operated by the subsidiaries. We have not received the information or calculations contained in these Statements, and express no opinion with respect to the accuracy thereof. To the best of our knowledge, there are no currently outstanding inquiries received from the U.S. Copyright Office or any other party which question the copyright filings or payments made by the Company or the subsidiaries with respect to the Cable Systems. It is possible that there may be matters pending before the U.S. Copyright Office relating to the Cable Systems, the Company or the subsidiaries of which we do not have knowledge because such matters have not yet been incorporated into the available public files of the U.S. Copyright Office. However, we are not aware of the pending or threatened claim, action or demand for copyright infringement or for non-payment of royalties with respect to the Statements of Account or related royalty payments filed by the Company and the subsidiaries for the Cable Systems.

                           (viii) The Company has obtained all consents, approvals and authorizations of the FCC, if any, required for the consummation of the transactions of the transactions contemplated in this Underwriting Agreement where the failure to obtain the consents, approval, authorizations, licenses, certificates, permits or orders would reasonably be expected to have a materially adverse impact on the Company or the Subsidiaries.

                           (ix) Neither the execution and delivery of the this Underwriting Agreement nor the offering of the Class A common stock contemplated thereby will conflict with or result in a violation of any order or regulation of the FCC applicable to the Company and the Subsidiaries, the conflict with or the violation of which would reasonably be expected to have a materially adverse impact on the Company or the subsidiaries. However, we call the Underwriters' attention to the following.

                           (x) Under the Act as now in effect, the sale or other disposition of certain pledged collateral and the exercise of certain other rights and remedies conferred upon the Underwriters by any agreement or by applicable law might constitute an assignment of an FCC licensee, or transfer of control of an FCC license, requiring for its consummation the prior consent of the FCC granted upon an appropriate application thereof.

                           (xi) Under the Act as now in effect, and as now interpreted by the FCC, no valid security interest may be granted in an FCC license. To the extent that this Underwriting Agreement and/or related financing documents purport to grant to the Underwriters a security interest in any FCC licenses, such security interest may not be legally enforceable.

                           (xii) In the course of our representation of the Company and its subsidiaries, no matters have come to our attention, other than matters affecting the cable television industry generally, which would reasonable be expected to have a materially adverse impact upon the cable television operations of the Company and the Subsidiaries taken as a whole.

                           (xiii) In our opinion, the Statements in the Prospectus under the headings "Risk Factors -- Regulation in the Telecommunications Industry," "Risk Factors -- Extensive Regulation" and "Risk Factors -- Competition," insofar as the purport to describe the provisions of the law referred to therein, are accurate, complete and fair in all material respects.

                  (i) The Underwriters shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, of Latham & Watkins, counsel to the Underwriters, covering such matters as are customarily covered in such opinions.

                  (j) The Company shall have furnished to the Underwriters a letter from each of Deloitte & Touche LLP and KPMG LLP, addressed to the Underwriters and dated the Closing Date covering the matters previously requested by Latham & Watkins, in form and substance satisfactory to Salomon Smith Barney Inc. and their counsel in their sole discretion.

                  (k) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus; (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in the Registration Statement, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the subsidiaries taken as a whole; (iv) there shall not have been any announcement by either Moody's Investors Service, Inc. or Standard & Poor's that (a) it is downgrading its rating assigned to any class of securities of the Company or any of its subsidiaries, or (b) it is reviewing its ratings assigned to any class of securities of the Company or any of its subsidiaries with a view to possible downgrading, or with negative implications and (v) the Company and the subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus.

                  (l) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (m) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and the Underwriters' counsel.

                  Any certificate or document signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

                  The respective obligations of the several Underwriters to purchase and pay for any Additional Shares shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Shares, except that all references to the Firm Shares and the Closing Date shall be deemed to refer to such Additional Shares and the Option Closing Date, respectively.

         9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Underwriting Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Class A Common Stock under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification);
(vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

         10. Effective Date of Agreement. This Underwriting Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Underwriting Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Underwriting Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriters, or by the Underwriters, by notifying the Company.

                  Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. This Underwriting Agreement shall be subject to termination in the Underwriters' absolute discretion, without liability on the part of the Underwriters to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities of the Company on the Nasdaq National Market or in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Philadelphia shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the Underwriters' judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the statements in the fifth, sixth, seventh and eighth paragraphs under the caption "Underwriting" in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(a) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Underwriting Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at Adelphia Communications Corporation, Main at Water Street, Coudersport, Pennsylvania 16915, Attention: Chief Financial Officer; or (ii) if to the Underwriters, care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention:
Registration Department.

                  This Underwriting Agreement has been and is made solely for the benefit of the Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Underwriting Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Underwriting Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

         14. Applicable Law; Counterparts. This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  This Underwriting Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Underwriting Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                            [signature pages follow]

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.


                                                   Very truly yours,

                                            ADELPHIA COMMUNICATIONS CORPORATION


                                                By:  /S/ James Brown
                                                Name:   James Brown
                                                Title:  Vice-President

Confirmed as of the date first above mentioned.

SALOMON SMITH BARNEY INC., on behalf of itself and the other Underwriters listed on Schedule I hereto

By: /s/ Christopher Clipper
         Authorized Signatory


                                   SCHEDULE i


                                                                                            Number of Additional Shares to be
                                                                                             Purchased if Maximum Option is
                   Name of Underwriter                      Total Number of Firm Shares                 Exercised
                   -------------------                      ---------------------------                 ---------
Salomon Smith Barney Inc.                                             999,760                            149,964
Credit Suisse First Boston Corporation                                749,820                            112,473
Goldman, Sachs & Co.                                                  749,820                            112,473
CIBC Oppenheimer Corp.                                                  100                                 15
Donaldson, Lufkin & Jenrette Securities Corporation                     100                                 15
Lehman Brothers Inc.                                                    100                                 15
Merrill Lynch, Pierce, Fenner & Smith Incorporated                      100                                 15
Morgan Stanley & Co, Incorporated                                       100                                 15
NationsBanc Montgomery Securities LLC                                   100                                 15

                                                    Total            2,500,000                           375,000



